UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 5, 2014

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Bonanza Creek Energy, Inc. (the “Company”) held its annual meeting of stockholders on June 5, 2014 in Denver, Colorado.  The Company’s stockholders elected the director nominated by the Company’s Board of Directors, ratified the appointment of Hein & Associates LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and approved the proposed advisory vote on the executive compensation program for the Company’s named executive officers.  The results of the voting on the matters submitted to the stockholders are as follows:

1.             Election of Kevin A. Neveu to serve on the Board of Directors of the Company until the 2017 annual meeting of stockholders or until his successor has been duly elected and qualified, or until the earlier of his death, resignation or retirement:

FOR	WITHHELD	BROKER NON-VOTES
26,369,558	739,402	2,804,183

2.             Ratification of the selection of Hein & Associates LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2014:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
29,751,950	38,915	122,278	—

3.             Approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
26,793,804	226,637	88,519	2,804,183

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: June 6, 2014	By:	/s/ Christopher I. Humber
Christopher I. Humber
Senior Vice President, General Counsel and Secretary

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